Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John G. Call	Bobbi Chaville
	Senior Vice President,	Senior Director, Investor Relations
	Chief Financial Officer	(925) 965-4289
	(925) 965-4315	Email: bobbi.chaville@ros.com

ROSS STORES REPORTS JANUARY 2011 SAME STORE SALES GAIN OF 3%
ANNOUNCES NEW TWO-YEAR $900 MILLION STOCK REPURCHASE AUTHORIZATION
AND 38% DIVIDEND INCREASE
RAISES FOURTH QUARTER 2010 EPS ESTIMATE AND
ISSUES 2011 FISCAL YEAR GUIDANCE

     Pleasanton, California, February 3, 2011 -- Ross Stores, Inc. (Nasdaq: ROST) today reported sales for the four weeks ended January 29, 2011 of $441 million, an increase of 7% over the $411 million in sales for the four weeks ended January 30, 2010. Same store sales for the four weeks ended January 29, 2011 grew 3% on top of an 8% gain in the prior year period.

     For the 13 weeks ended January 29, 2011, sales rose 8% to $2.145 billion, from $1.980 billion for the 13 weeks ended January 30, 2010. Comparable store sales for the quarter ended January 29, 2011 increased 4% on top of 10% growth in the fourth quarter of 2009.

     For the 52 weeks ended January 29, 2011, sales grew 9% to $7.866 billion, compared to $7.184 billion in sales for the 52 weeks ended January 30, 2010. Comparable store sales for the 52 weeks ended January 29, 2011 rose 5% on top of a 6% gain in fiscal 2009.

     Michael Balmuth, Vice Chairman and Chief Executive Officer, commented, “Our sales for both January and the fourth quarter of 2010 were well ahead of our expectations. Our quarterly increase is especially noteworthy considering it was achieved on top of our most difficult sales comparison of the year. Merchandise and geographic trends for January were relatively broad-based. Juniors and Dresses were the strongest merchandise categories during the month, while Florida and the Southwest were the top performing markets.”

New Two-Year $900 Million Stock Repurchase Program and 38% Dividend Increase

     The Company announced that its Board of Directors approved the repurchase of up to $900 million of its common stock over the next two years through fiscal 2012. At recent stock prices, this new authorization represents about 12% of the Company’s total market value and a 20% increase over the prior program. This new and larger authorization replaces the $375 million remaining under the prior two-year $750 million stock repurchase program approved in January 2010.

     The Board also raised the quarterly cash dividend to $.22 per share, up 38% on top of a 45% increase in the prior year. This higher quarterly dividend is payable on March 31, 2011 to stockholders of record as of February 18, 2011.

     In commenting on these actions, Mr. Balmuth said, “Our larger two-year $900 million stock repurchase authorization and substantial increase in the quarterly cash dividend demonstrate our confidence in the Company’s ongoing ability to generate significant amounts of excess cash after self funding the capital needs of our business. We have repurchased stock as planned every year since 1993 and have also raised our quarterly cash dividend annually since 1994. This consistent record of returning excess cash reflects our unwavering commitment to enhancing stockholder value and returns.”

Fourth Quarter and Fiscal 2010 Estimates

     Based on January sales and margin results, the Company is raising its profit forecast for the 13 weeks ended January 29, 2011. Earnings per share are now estimated to increase 17% to 18% to $1.36 to $1.37, up from $1.16 for the 13 weeks ended January 30, 2010. For the 52 weeks ended January 29, 2011, earnings per share are estimated to grow about 31% to $4.62 to $4.63, up from $3.54 for the 2009 fiscal year ended January 30, 2010.

Fiscal 2011 Guidance

     For the 2011 fiscal year ending January 28, 2012, the Company is forecasting same store sales to grow 1% to 2% on top of a 5% gain in the prior year, and projecting earnings per share of $4.90 to $5.10. This guidance range represents a forecasted earnings per share gain of 6% to 10% on top of an estimated 31% EPS increase for 2010 and 52% growth in 2009.

     For the 13 weeks ending April 30, 2011, comparable store sales are forecast to be flat to up 1% on top of a substantial 10% gain in the first quarter of 2010. Earnings per share for the first quarter of 2011 are projected to be in the range of $1.27 to $1.32, up from $1.16 in the prior year. This guidance reflects forecasted EPS growth of 9% to 14% on top of a very large 61% increase in the first quarter of 2010.

     In conclusion, Mr. Balmuth noted, “We are extremely pleased with the outstanding sales and estimated earnings gains in 2010 that are considerably ahead of our expectations. This performance is even more notable as it is on top of exceptional growth and record results in 2009. To put this in perspective, fiscal 2010 earnings per share are projected to almost double from the $2.33 we reported just two years ago in 2008. This significant accomplishment reflects our favorable position as a value retailer as well as the ongoing resilience and attractiveness of our off-price business model when our strategies are well-executed. As we look ahead, our long-term record of delivering growth in both healthy and more challenging economic climates gives us the confidence to continue to project respectable increases in both comparable store sales and earnings per share in 2011.”

     Additional recorded information concerning today’s press release and the Company’s future outlook can be accessed by calling 706-645-9291, PIN # 34784827 from 8:30 a.m. Eastern time on February 3, 2011 through 8:00 p.m. Eastern time on February 4, 2011. A transcript of these comments will also be available in the Investors section of the Company’s website at www.rossstores.com.

     The Company expects to report February 2011 sales on Thursday, March 3, 2011 and final fourth quarter 2010 earnings results on Thursday, March 17, 2011.

     Forward-Looking Statements: This press release and the recorded comments and transcript on our corporate website contain forward-looking statements regarding expected sales and earnings levels in future periods that are subject to risks and uncertainties which could cause our actual results to differ materially from management’s current expectations. The estimated earnings per share for the fourth quarter ended January 29, 2011 are preliminary and subject to adjustments. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “looking ahead” and similar expressions identify forward-looking statements. Risk factors for Ross Dress for Less® (“Ross”) and dd’s DISCOUNTS® include without limitation, competitive pressures in the apparel or home-related merchandise industry; changes in the level of consumer spending on or preferences for apparel or home-related merchandise; the potential impact from the macro-economic environment and uncertainty in financial and credit markets including but not limited to interest rates, recession, inflation, deflation, energy costs, tax rates and policy, unemployment trends, and fluctuating commodity costs; changes in geopolitical conditions; unseasonable weather trends; disruptions in supply chain; lower than planned gross margin, including higher than planned markdowns and higher than expected inventory shortage; greater than planned operating costs; our ability to continue to purchase attractive brand-name merchandise at desirable discounts; our ability to attract and retain personnel with the retail talent necessary to execute our strategies; our ability to effectively operate our various supply chain, core merchandising and other information systems; our ability to improve our merchandising capabilities through the recent implementation of new processes and systems enhancements; achieving and maintaining targeted levels of productivity and efficiency in our distribution centers; and obtaining acceptable new store locations. Other risk factors are detailed in our SEC filings including, without limitation, the Form 10-K for fiscal 2009 and Form 10-Qs and 8-Ks for fiscal 2010. The factors underlying our forecasts are dynamic and subject to change. As a result, our forecasts speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements.

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     Ross Stores, Inc., an S&P 500, Fortune 500 and Nasdaq 100 (ROST) company headquartered in Pleasanton, California, is the nation’s second largest off-price retailer with fiscal 2010 revenues of $7.9 billion. As of January 29, 2011 the Company operated 988 Ross Dress for Less® (“Ross”) stores and 67 dd’s DISCOUNTS® locations, compared to 953 Ross and 52 dd’s DISCOUNTS locations at the end of the same period last year. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20 to 60 percent off department and specialty store regular prices. dd’s DISCOUNTS features a more moderately-priced assortment of first-quality, in-season, name brand apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20 to 70 percent off moderate department and discount store regular prices. Additional information is available at www.rossstores.com.

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